SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 14, 2004

VISUAL NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23699	52-1837515
(State of incorporation)	(Commission file number)	(IRS Employer Identification No.)

2092 Gaither Road

Rockville, Maryland 20850

(Address of principal executive offices) (Zip code)

(301) 296-2300

(Registrant’s telephone number)

Item 5. Other Items.

In January 2004, Visual Networks, Inc. (“Visual”) received notice that a lawsuit had been filed by Paradyne Networks, Inc., of Largo, Florida (“Paradyne”), in the U.S. District Court for the Middle District of Florida, Tampa Division (the “Court”), seeking damages, and injunctive and declaratory relief, for Visual’s alleged infringement of patents owned by Paradyne. On May 14, 2004, the Court granted Visual’s motion to dismiss the case for lack of subject matter and personal jurisdiction and denied Paradyne’s motion for leave to amend its complaint and its motion for preliminary injunction. The plaintiffs have a limited right of appeal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 17, 2004	Visual Networks, Inc.

/s/ Nancy A. Spangler

By: Nancy A. Spangler Title: General Counsel & Secretary